Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-213116 on Form S-8 and Registration Statement No. 333-269771 on Form S-3 of our reports dated February 13, 2024, relating to the consolidated financial statements of Medpace Holdings, Inc. and the effectiveness of Medpace Holdings, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
February 13, 2024